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                                                                EXHIBIT 10.20(a)

                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

            THIS AMENDMENT, dated as of March 22, 2005, is between IDEX CORPORATION, a Delaware corporation with its executive offices at 630 Dundee Road, Suite 400, Northbrook, Illinois 60062 (the "Corporation"), and LAWRENCE D. KINGSLEY, an individual residing at 3870 RFD Woods End, Long Grove, IL 60047 (the "Executive").

                                    RECITALS:

      A. The Corporation and the Executive have entered into an Employment Agreement dated as of July 21, 2004 (the "Agreement").

      B. The Corporation and the Executive desire to amend the Agreement to reflect Executive's promotion to President and Chief Executive Officer effective March 22, 2005 by entering into this First Amendment to the Agreement (this "Amendment").

      NOW THEREFORE, in consideration of the foregoing, the Corporation and the Executive agree to amend the Agreement effective as of March 22, 2005 as follows:

      1. BY SUBSTITUTING THE FOLLOWING FOR ITEM A. IN THE RECITALS TO THE
AGREEMENT:

            "The Executive will be employed as the President and Chief Executive Officer of the Corporation."

      2. BY SUBSTITUTING THE FOLLOWING FOR CLAUSE (ii) OF SECTION 1(h) DEFINITION OF "GOOD REASON":

            "(ii) Removal of the Executive from the position of President and Chief Executive Officer, other than elevation to a higher ranking executive officer position with the Corporation."

      3. BY SUBSTITUTING THE FOLLOWING FOR THE FIRST SENTENCE OF SECTION 2:

            "Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to continue employing the Executive, and the Executive desires to continue employment, as the President and Chief Executive Officer of the Corporation and will perform and execute the duties and responsibilities assigned to the Executive from time to time by the Board of Directors."

      4. BY SUBSTITUTING THE FOLLOWING FOR THE FIRST SENTENCE OF SECTION 3(a):

            "Commencing March 22, 2005, and for the remainder of the term of Executive's employment under this Agreement, the Executive will receive a base salary at the rate of $600,000 per year, payable in equal bi-weekly installments."

      5. BY SUBSTITUTING THE FOLLOWING FOR THE FIRST SECTION OF 3(b):

            "During the term of the Executive's employment under this Agreement, the Executive will be entitled to receive an annual cash bonus from the Corporation calculated pursuant to the Corporation's Executive Incentive Bonus Plan or any successor plan thereto (the "EIBP") in effect from time to time."

      6. BY SUBSTITUTING THE FOLLOWING FOR THE FOURTH SENTENCE OF SECTION 3(b):

            "It is the intention of the parties that the factors that by the Compensation Committee may consider in determining whether to reduce the amount of bonus payable under the EIBP will include factors similar to those used by the

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            Board of Directors in administering the Management Incentive
            Compensation Plan for Key Employees and that, subject to the terms of the EIBP and Executive's satisfactory attainment of the objective and/or subjective performance factors established by the Compensation Committee, the actual amount payable under the EIBP should be in the range of 0% to 260% of Executive's base salary for the fiscal year, but not in excess of amount provided under the EIBP."

      7. BY SUBSTITUTING THE FOLLOWING FOR THE FIRST SENTENCE OF SECTION
9(a)(ii):

            "The Executive will receive a bonus amount equal to 150% of his base salary in effect in the year of his termination of employment."

      Except as specifically amended hereby, the Agreement shall continue in full force and effect as written.

      This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have duly executed this Amendment as of this 22nd day of March, 2005.

                                      CORPORATION:

                                      IDEX CORPORATION

                                      By _______________________________________
                                         Name:  Frank J. Notaro
                                         Title: Vice President - General Counsel
                                                and __Secretary

                                      EXECUTIVE:

                                      __________________________________________
                                         Lawrence D. Kingsley

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